Report of Independent Accountants

To the Board of Directors and Shareholders of Lord Asset Management Trust

In our opinion, the accompanying statement of assets and liabilities, including the investment portfolios, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of the Thomas White American Enterprise Fund, the Thomas White American Opportunities Fund and the Thomas White International Fund (constituting the Lord Asset Management Trust, hereafter referred to as the "Trust") at October 31, 2001, and the results of its operations, the changes in its net assets, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as "financial statements") are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2001 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above. The financial highlights for the periods ended on or prior to October 31, 1998 were audited by other independent accountants whose report dated November 18, 1998 expressed an unqualified opinion on those financial highlights.



PricewaterhouseCoopers LLP

December 28, 2001
Chicago, Illinois